UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2018

PRESTIGE BRANDS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32433	20-1297589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 White Plains Road, Tarrytown, New York 10591
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 524-6800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Term Loan Amendment

On March 21, 2018, Prestige Brands Holdings, Inc. (the “Company”) and its wholly-owned subsidiary, Prestige Brands, Inc. (“Prestige Brands”) entered into Amendment No. 5 (the “Amendment”) to the Term Loan Credit Agreement (as amended by Amendment No. 1, dated as of February 21, 2013, Amendment No. 2, dated as of September 3, 2014, Amendment No. 3, dated as of May 8, 2015, and Amendment No. 4, dated as of January 26, 2017, the “Credit Agreement”), dated as of January 31, 2012, among Prestige Brands, the Company, the other guarantors from time to time party thereto, each lender from time to time party thereto and Barclays Bank PLC as administrative agent.

The Amendment provides for the repricing of Prestige Brands’ Term B-4 Loans under the Credit Agreement to an interest rate that is based, at Prestige Brands’ option, on a LIBOR rate plus a margin of 2.00% per annum, with a LIBOR floor of 0.00%, or an alternative base rate plus a margin of 1.00% per annum with a floor of 1.00%.

The Amendment is filed as Exhibit 10.1 hereto and this description thereof is qualified by reference thereto.

Third Supplemental Indenture

On March 21, 2018, Prestige Brands completed the sale of $250.0 million aggregate principal amount of 6.375% senior notes due 2024 (the “Additional Notes”), at an issue price of 101.0%, pursuant to a purchase agreement, dated March 16, 2018, among Prestige Brands, the guarantors party thereto and the initial purchasers party thereto. The Additional Notes are senior unsecured obligations of Prestige Brands and are guaranteed by each of Prestige Brands’ domestic subsidiaries that guarantee its obligations under the Credit Agreement. Prestige Brands expects to use the proceeds from the issuance of the Additional Notes to repay a portion of its outstanding obligations under the Credit Agreement and to pay related fees and expenses.

The Additional Notes were issued as additional notes under the indenture, dated as of February 19, 2016 (as previously supplemented, the “Base Indenture”), as supplemented by a third supplemental indenture, dated as of March 21, 2018 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each by and among Prestige Brands, the guarantors party thereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”). The Additional Notes will be treated as a single series with the $350 million aggregate principal amount of 6.375% Senior Notes due 2024 (the “Initial Notes” and, together with the Additional Notes, the “Notes”) previously issued under the Indenture and have substantially the same terms as those of the Initial Notes for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase.

The Indenture provides, among other things, that interest will be payable on the Additional Notes on March 1 and September 1 of each year, until their maturity date of March 1, 2024. Interest on the Additional Notes will be deemed to have accrued from March 1, 2018. Prestige Brands has the option to redeem all or a portion of the Additional Notes at any time on or after March 1, 2019 at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any. Prestige Brands may also redeem all or any portion of the Additional Notes at any time prior to March 1, 2019, at a price equal to 100% of the aggregate principal amount thereof plus a make-whole premium and accrued and unpaid interest, if any. In addition, before March 1, 2019, Prestige Brands may redeem up to 40% of the aggregate principal amount of the Additional Notes with the net proceeds of certain equity offerings at the redemption price set forth in the Indenture, provided that certain conditions are met. Subject to certain limitations, in the event of a Change of Control (as defined in the Indenture), Prestige Brands will be required to make an offer to purchase the Additional Notes at a price equal to 101% of the aggregate principal amount of the Additional Notes repurchased, plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture contains covenants that, among other things, restrict the ability of the Company and the ability of certain of its subsidiaries to incur, assume or guarantee additional indebtedness; pay dividends or redeem or repurchase capital stock; make other restricted payments; incur liens; redeem debt that is junior in right of payment to the Additional Notes; sell or otherwise dispose of assets, including capital stock of subsidiaries; enter into mergers or consolidations; and enter into transactions with affiliates. These covenants are subject to a number of important exceptions and qualifications.

The Indenture provides for customary events of default, which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest; breach of other agreements in the Indenture; defaults in failure to pay certain other indebtedness; the rendering of judgments to pay certain amounts of money against the Company and certain of its subsidiaries; the failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 30% in aggregate principal amount of the Notes may declare all of the Notes to be due and payable immediately.

The Notes were issued in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act.

The Third Supplemental Indenture is filed as Exhibit 4.1 hereto and this description thereof is qualified by reference thereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information included in Item 1.01 under “Third Supplemental Indenture” is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index immediately following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTIGE BRANDS HOLDINGS, INC.

Date: March 21, 2018	By:	/s William P’Pool
Name: William P’Pool
Title: General Counsel

EXHIBIT INDEX

Sure
Number	Description
4.1	Third Supplemental Indenture, dated as of March 21, 2018, by and among Prestige Brands, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee.

10.1	Amendment No. 5 to the Term Loan Credit Agreement, dated as of March 21, 2018, among Prestige Brands Holdings, Inc., Prestige Brands, Inc., the other guarantors from time to time party thereto, each lender from time to time party thereto and Barclays Bank PLC (as successor in interest to Citibank, N.A.), as administrative agent.